SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.



FOR PERIOD ENDING: 6/30/2007
FILE NUMBER 811-2699
SERIES NO.: 14


74U. 1 Number of shares outstanding (000's omitted)
       Class A                                          $ 24,169
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                          $ 4,892
       Class C                                          $ 4,507
       Class R                                          $   299
       Institutional Class                              $     1

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $13.72
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                          $13.59
       Class C                                          $13.58
       Class R                                          $13.66
       Institutional Class                              $13.76